FOR IMMEDIATE RELEASE

Contacts:	Jerry W. Nix, Vice Chairman and CFO – (770) 612-2048 Sidney G. Jones, Vice President-Investor Relations – (770) 818-4628

GENUINE PARTS COMPANY
REPORTS RECORD SALES AND EARNINGS
FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2011

- Sales Up 11% and EPS Up 17% -

Atlanta, Georgia, October 18, 2011 — Genuine Parts Company (NYSE: GPC) reported record sales and earnings for the third quarter and nine months ended September 30, 2011. Thomas C. Gallagher, Chairman, President and Chief Executive Officer, announced today that sales totaling $3.3 billion were up 11% compared to the third quarter of 2010. Net income for the quarter was $151.8 million, an increase of 15% from $131.8 million recorded in the same period of the previous year. Earnings per share on a diluted basis were 97 cents, up 17% compared to 83 cents for the third quarter last year.

For the nine months ended September 30, 2011, sales totaled $9.4 billion, up 12% compared to the same period in 2010. Net income for the nine months was $430.2 million, an increase of 21% from $356.9 million recorded in the previous year. Earnings per share on a diluted basis were $2.72, up 21% compared to $2.25 for the same period last year.

In review of the quarter, Mr. Gallagher commented, “We are pleased to report another period of record sales and earnings for Genuine Parts Company. The Automotive Group posted its fourth consecutive quarter of 9% sales growth. Automotive’s strong and consistent growth reflects the positive impact of our sales initiatives and the sound fundamentals that continue to be evident in the automotive aftermarket. Our Industrial and Electrical businesses once again produced the strongest growth among our four business segments. Sales for Motion Industries, our Industrial Group, reached over $1 billion for the second straight quarter and were up 18%. EIS, our Electrical Group, generated a 22% sales increase. Both Motion Industries and EIS sell into the manufacturing sector of the economy, which has performed well over the last seven quarters and current customer demand continues to be encouraging. S.P. Richards, our Office Products Group, showed a 3% sales increase for the quarter, marking their fourth consecutive period of sales growth. This positive sales trend is encouraging and reflects the ongoing benefits of their internal growth initiatives, as demand across the office products industry remains relatively weak.”

Mr. Gallagher added, “Our balance sheet as of September 30, 2011 remains in excellent condition. We ended the period with cash of $535 million and we continue to generate strong cash flows as a result of our working capital, asset management and cost reduction initiatives. Our strong cash position offers us tremendous opportunities and we continue to use our cash in several key areas to maximize the total return to shareholders. Our priorities for cash remain the dividends paid to shareholders, the ongoing reinvestment back into each of our four businesses, strategic acquisitions and share repurchases.”
Mr. Gallagher concluded, “We are pleased with the record level of sales and earnings achieved in the third quarter and for the first nine months in 2011. Turning to the last quarter of the year, we remain optimistic that our businesses will show continued progress. While we are aware of the general economic factors that could lead to more challenging market conditions, our management team remains committed to sustaining good revenue growth, further improving operating margins, generating solid cash flows and maintaining a strong balance sheet.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. Eastern time to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing toll-free at 877-331-5106, conference ID 14714880. A replay will also be available on the Company’s website or by dialing toll-free at 855-859-2056, conference ID 14714880, two hours after the completion of the conference call until 12:00 a.m. Eastern time on November 1, 2011.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, slowing demand for the Company’s products, changes in general economic conditions, including, unemployment, inflation or deflation, high energy costs, uncertain credit markets and other macro-economic conditions, the ability to maintain favorable vendor arrangements and relationships, disruptions in our vendors’ operations, competitive product, service and pricing pressures, the Company’s ability to successfully implement its business initiatives in each of its four business segments, the uncertainties and costs of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2010 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, Form 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S.P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2011	2010	2011	2010
	(Unaudited)
	(in thousands, except per share data)
Net sales	$3,285,560	$2,950,560	$9,444,742	$8,399,861
Cost of goods sold	2,337,028	2,097,529	6,731,302	5,964,045

Gross profit	948,532	853,031	2,713,440	2,435,816
Operating expenses:
Selling, administrative & other expenses	679,967	618,449	1,965,871	1,792,997
Depreciation and amortization	21,465	22,093	66,938	67,422

	701,432	640,542	2,032,809	1,860,419
Income before income taxes	247,100	212,489	680,631	575,397
Income taxes	95,268	80,704	250,472	218,536

Net income	$151,832	$131,785	$430,159	$356,861

Basic net income per common share	$.97	$.84	$2.74	$2.26
Diluted net income per common share	$.97	$.83	$2.72	$2.25
Weighted average common shares outstanding	156,206	157,573	157,024	158,197
Dilutive effect of stock options and
non-vested restricted stock awards	942	407	965	398

Weighted average common shares outstanding –
assuming dilution	157,148	157,980	157,989	158,595

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2011	2010	2011	2010
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$1,611,333	$1,481,294	$4,601,272	$4,231,367
Industrial	1,089,826	921,162	3,140,855	2,606,697
Office Products	447,310	434,513	1,297,965	1,246,984
Electrical/Electronic Materials	143,342	117,290	419,936	324,167
Other (1)	(6,251)	(3,699)	(15,286)	(9,354)

Total net sales	$3,285,560	$2,950,560	$9,444,742	$8,399,861

Operating profit:
Automotive	$141,233	$124,059	$377,927	$338,986
Industrial	97,191	72,856	248,489	181,820
Office Products	27,204	26,657	95,975	93,670
Electrical/Electronic Materials	11,138	8,393	30,380	22,156

Total operating profit	276,766	231,965	752,771	636,632
Interest expense, net	(6,244)	(6,562)	(18,980)	(19,988)
Other, net	(23,422)	(12,914)	(53,160)	(41,247)

Income before income taxes	$247,100	$212,489	$680,631	$575,397

Capital expenditures	$22,184	$31,019	$63,932	$58,931

Depreciation and amortization	$21,465	$22,093	$66,938	$67,422

(1) Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	Sept. 30,	Sept. 30,
	2011	2010
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$534,801	$531,731
Trade accounts receivable, net	1,531,046	1,394,870
Merchandise inventories, net	2,250,309	2,182,413
Prepaid expenses and other current assets	330,157	282,287

TOTAL CURRENT ASSETS	4,646,313	4,391,301
Goodwill and other intangible assets, less accumulated amortization	277,924	207,237
Deferred tax asset	153,319	152,248
Other assets	227,615	184,548
Net property, plant and equipment	479,547	478,436

TOTAL ASSETS	$5,784,718	$5,413,770

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$1,587,326	$1,371,718
Current portion of debt	250,000	—
Income taxes payable	44,812	46,144
Dividends payable	70,134	64,584
Other current liabilities	288,388	238,439

TOTAL CURRENT LIABILITIES	2,240,660	1,720,885
Long-term debt	250,000	500,000
Retirement and other post-retirement benefit liabilities	212,876	239,326
Other long-term liabilities	189,791	175,777
Common stock	155,653	157,535
Retained earnings and other	3,051,467	2,880,155
Accumulated other comprehensive loss	(325,392)	(268,502)

TOTAL PARENT EQUITY	2,881,728	2,769,188
Noncontrolling interests in subsidiaries	9,663	8,594

TOTAL EQUITY	2,891,391	2,777,782

TOTAL LIABILITIES AND EQUITY	$5,784,718	$5,413,770

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	Sept. 30,
	2011	2010
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES:
Net income	$430,159	$356,861
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	66,938	67,422
Share-based compensation	5,835	4,674
Excess tax benefits from share-based compensation	(2,446)	(1,500)
Other	(952)	663
Changes in operating assets and liabilities	(2,126)	140,302

NET CASH PROVIDED BY OPERATING ACTIVITIES	497,408	568,422
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(63,932)	(58,931)
Acquisitions and other	(105,129)	(83,080)

NET CASH USED IN INVESTING ACTIVITIES	(169,061)	(142,011)
FINANCING ACTIVITIES:
Stock options exercised	1,638	7,177
Excess tax benefits from share-based compensation	2,446	1,500
Dividends paid	(206,236)	(193,313)
Purchase of stock	(113,359)	(69,438)

NET CASH USED IN FINANCING ACTIVITIES	(315,511)	(254,074)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(8,003)	22,591

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,833	194,928
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	529,968	336,803

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$534,801	$531,731